American Safety Insurance Holdings, Ltd.
Reports 32% Increase in Fourth Quarter Insurance Earnings; Book Value Per Share
Increases to $17.54

HAMILTON, Bermuda March 1, 2006 — American Safety Insurance Holdings, Ltd. (NYSE: ASI) today reported a 32% increase in earnings from insurance operations to $3.8 million for the quarter ended December 31, 2005 from $2.9 million for the same period in 2004. Net earnings from insurance operations for the year ended December 31, 2005 increased to $13.6 million from $4.3 million for the same period in 2004. Net earnings for the fourth quarter increased to $4.5 million or $0.63 per diluted share, from $3.8 million or $0.52 per diluted share in the same period in 2004. Net earnings for the year ended December 31, 2005 were $14.7 million or $2.05 per diluted share, as compared to $14.8 million or $2.01 per diluted share for the same period of 2004.

Net earnings are detailed as follows (in thousands):

                                              Quarter Ended                               Year Ended
                                              December 31,                               December 31,
                                        2005                 2004                 2005                 2004

     Insurance Operations                 $3,773               $2,853              $13,618              $4,263
     Real Estate Operations                 (126)               2,010                  209               7,816
     Other                                   877               (1,110)                 829               2,678
                                   ----------------    -----------------    -----------------    ------------------
     Net Earnings                         $4,524               $3,753              $14,656             $14,757
                                   ================    =================    =================    ==================

Financial highlights in the quarter and year-end included:

o    Book value per share increased 9.4% for the year to $17.54.
o    Net earnings from insurance operations increased 32.3% for the quarter and 219.5% for the year.
o    Gross premiums written rose 5.5% for the quarter and 7.4% for the year.
o    Net premiums earned grew 7.1% for the quarter and 1.6% for the year.
o    Net investment income increased 39.5% for the quarter and 46.5% for the year.
o    Loss ratio improved to 59.1% for the quarter from 64.2% for the same period of 2004.
o    Loss ratio improved to 60.9% for the year from 68.6% for the previous year.
o    Combined ratio was 99.5% for the quarter compared to 98.5% for the same period of 2004.
o    Combined ratio improved to 97.8% for the year from 102.7% for the previous year.

Commenting on the results, Stephen R. Crim, President and Chief Executive Officer of American Safety Insurance Holdings, Ltd., said: “I am pleased with the continued premium growth and increased net earnings in our insurance operations, which have replaced the earnings previously generated by the real estate operations. Moreover, we have established a track record of solid insurance results, and have strengthened our infrastructure to position ourselves to take advantage of market opportunities. We intend to capitalize on favorable market conditions by increasing our net retentions on business we write, continuing to grow our core business lines, opportunistically developing new products for underserved markets and exploring acquisition opportunities.”

The increase in net earnings from insurance operations for the fourth quarter of 2005 was due to improved underwriting results in the Company’s core business lines and increased investment income. The fourth quarter underwriting results included the establishment of a valuation allowance of $1.3 million on reinsurance recoverables and prior year reserve development of $1.4 million. Absent these charges, the combined ratio for the quarter would have been 92.4%. The expected decrease in real estate earnings for the quarter was due to the substantial completion of the Company’s real estate operations. Earnings from other items of $877,000 for the quarter resulted from the settlement of the Principal Management, Inc. rescission litigation for an amount less than previously accrued. This settlement concludes all outstanding litigation associated with the rescission. Total revenues for the quarter decreased 19.8% to $42.2 million when compared to the same quarter of 2004 as a result of the expected decrease in real estate income. Net premiums earned in the quarter increased 7.1% to $38.1 million from $35.6 million in the same period in 2004. Net investment income for the quarter increased 39.5% to $4.1 million from $2.9 million in the fourth quarter of 2004 due to increased invested assets and an increase in the annualized yield to 4.1% from 3.7%.

The increase in insurance earnings for the year ended December 31, 2005 was due to improved underwriting results in the Company’s core business lines and increased investment income. The 2005 underwriting results included an accrual for reinsurance reinstatement premiums of $2.3 million from run-off lines; the establishment of a valuation allowance for reinsurance recoverables of $1.3 million; and prior year reserve development of $2.6 million. Absent these charges, the combined ratio for the year would have been 93.3%. The expected decrease in real estate earnings of $7.6 million for the year was due to the substantial completion of the Company’s real estate operations. Earnings from other items for the year were $829,000, primarily attributable to the settlement of the Principal Management, Inc. rescission litigation, as compared to $2.6 million for the same period in 2004, primarily attributable to the payment of an impaired notes receivable. Total revenues for the year decreased 27.4% to $155.9 million when compared to the same in 2004 as a result of the expected decrease in real estate income. Net premiums earned for the year increased 1.6% to $138.5 million from $136.4 million in the same period in 2004. Net investment income for the year increased 46.5% to $14.3 million from $9.8 million for the same period in 2004 due to increased invested assets and an increase in the annualized yield to 3.9% from 3.6%.

The Company’s book value per share increased 9.4% to $17.54 at December 31, 2005 from $16.04 at December 31, 2004, due primarily to the Company’s net earnings during the year, offset, in part, by a change in unrealized gains and losses on the Company’s investment portfolio during the year due to increases in interest rates.

Conference Call

A conference call to discuss fourth quarter and year-end 2005 results is scheduled for Thursday, March 2, 2006 at 9:00 a.m. (Eastern Time), which will be broadcast through the Investor Broadcast Network’s Vcall website at www.vcall.com or the Company’s website at www.americansafetyinsurance.com. A replay will be available on the Company’s website.

American Safety Insurance Holdings, Ltd. is a specialty insurance holding company, which, through its subsidiaries, provides innovative insurance solutions in the alternative insurance market for environmental remediation, contracting and other specialty risks. Additional information about the Company can be found at www.americansafetyinsurance.com. This press release contains forward-looking statements. These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, including insurance market conditions, premium growth, acquisitions and new products and the Company’s real estate development project. Forward-looking statements involve risks and uncertainties which may cause actual results to differ materially, including competitive conditions in the insurance industry, levels of new and renewal insurance business, developments in loss trends, adequacy and changes in loss reserves and actuarial assumptions, timing or collectibility of reinsurance recoverables, market acceptance of new coverages and enhancements, changes in reinsurance costs and availability, potential adverse decisions in court and arbitration proceedings, the integration and other challenges attendant to acquisitions, and changes in levels of general business activity and economic conditions. For additional factors, which could influence the Company’s operating and financial performance, see the Company’s filings with the Securities and Exchange Commission.

Contacts:
American Safety Insurance Services, Inc.                          Cameron Associates
Stephen Crim or Steven Mathis                                     Kevin McGrath
(770) 916-1908                                                    (212) 245-4577

American Safety Insurance Holdings, Ltd. and Subsidiaries

Financial and Operating Highlights

(Unaudited)

                                                         Three Months Ended                             Twelve Months Ended
                                                            December 31,                                   December 31,

                                                    2005                    2004                  2005                  2004

INCOME STATEMENT DATA:
Revenues:
     Direct and assumed premiums earned            $ 61,611,215           $ 59,027,141        $ 231,437,482            $227,715,755
     Ceded premiums earned                         (23,467,913)           (23,426,474)         (92,901,413)            (91,325,127)
                                             ---------------------     ------------------     ----------------    --------------------
         Net premiums earned                         38,143,302             35,600,667          138,536,069             136,390,628
     Net investment income                          $ 4,078,960             $2,923,261          $14,315,891              $9,772,722
     Net realized gains (losses)                       (34,238)                 88,296             (54,101)                 208,135
     Real estate income                                       0             13,900,257            3,000,078              67,967,125
     Other income                                        20,252                126,178               76,286                 317,784
                                             ---------------------     ------------------     ----------------    --------------------
         Total revenues                             $42,208,276            $52,638,659         $155,874,223            $214,656,394
                                             ---------------------     ------------------     ----------------    --------------------

Expenses:
     Losses and loss adjustment expenses            $22,537,259            $22,857,780          $84,406,158             $93,503,285
     Acquisition expenses                             7,809,639              6,449,736           28,511,675              26,528,722
     Payroll and related expenses                     3,637,213              2,534,333           12,130,136              10,297,037
     Real estate expenses                               352,066             10,387,602            2,439,022              55,480,408
     Other expenses                                   4,875,197              3,954,341           13,158,004               9,635,383
     Minority interest                                   77,859                376,366              515,233                 988,202
     Expense due to rescission                      (1,362,423)              1,426,577          (1,334,162)               (229,568)
                                             ---------------------     ------------------     ----------------    --------------------
         Total expenses                              37,926,810             47,986,735          139,826,066             196,203,469
                                             ---------------------     ------------------     ----------------    --------------------
         Earnings before income taxes                 4,281,466              4,651,924           16,048,157              18,452,925
Income taxes                                          (242,549)                899,329            1,391,747               3,695,950
                                             ---------------------     ------------------     ----------------    --------------------
         Net earnings                                $4,524,015             $3,752,595          $14,656,410             $14,756,975
                                             =====================     ==================     ================    ====================

Net earnings per share:
     Basic                                                $0.67                  $0.56                $2.18                   $2.15
                                             =====================     ==================     ================    ====================
     Diluted                                              $0.63                  $0.52                $2.05                   $2.01
                                             =====================     ==================     ================    ====================
Average number of shares outstanding:
     Basic                                            6,736,379              6,739,978            6,736,938               6,863,619
                                             =====================     ==================     ================    ====================
     Diluted                                          7,167,921              7,200,686            7,163,892               7,342,879
                                             =====================     ==================     ================    ====================

GAAP combined ratio                                       99.5%                  98.5%                97.8%                  102.7%

BALANCE SHEET DATA:                                                                           December 31,          December 31,
                                                                                                   2005                  2004

Total investments                                                                              $415,496,577            $329,042,420
Total assets                                                                                    697,134,863             584,159,976
Unpaid losses and loss adjustment expenses                                                      394,872,581             321,623,730
Total liabilities                                                                               578,699,616             475,380,293
Total shareholders' equity                                                                      118,435,247             108,779,683

Book value per share                                                                                 $17.54                  $16.04

American Safety Insurance Holdings, Ltd. and Subsidiaries

Financial and Operating Highlights

(Unaudited)

                                                                  Three Months Ended                               Year Ended
                                                                     December 31,                                 December 31,

                                                               2005                  2004                  2005                   2004

PREMIUM SUMMARY (in Thousands)

Gross Premiums Written:
     Excess and Surplus Lines Segment
         Environmental                                         $ 11,331              $ 11,278              $ 51,014               $ 44,157
         Construction (Previously Excess and Surplus)            25,746                25,795                95,406                 96,905
         Surety                                                     813                   499                 2,581                  1,725
                                                        ------------------    ------------------    ------------------    -------------------
              Total Excess and Surplus Lines Segment             37,890                37,572               149,001                142,787

     Alternative Risk Transfer Segment
         Specialty Programs                                      17,442                14,842                85,138                 76,264
         Fully Funded                                             1,456                   938                 3,822                  1,281
                                                        ------------------    ------------------    ------------------    -------------------
              Total Alternative Risk Transfer Segment            18,898                15,780                88,960                 77,545

     Runoff                                                          98                   559                  (81)                  1,243
                                                         ------------------    ------------------    ------------------    ------------------
     Total Gross Premiums Written                                56,886                53,911               237,880                221,575
                                                        ==================    ==================    ==================    ===================

Net Premiums Written:
     Excess and Surplus Lines Segment
        Environmental                                           $ 8,365               $ 8,777              $ 41,477               $ 35,024
         Construction (Previously Excess and Surplus)            22,162                20,876                78,026                 77,894
         Surety                                                     407                   266                 1,345                  1,174
                                                        ------------------    ------------------    ------------------    -------------------
              Total Excess and Surplus Lines Segment             30,934                29,919               120,848                114,092

     Alternative Risk Transfer Segment
         Specialty Programs                                       5,236                 3,822                19,712                 17,273
         Fully Funded                                               583                   257                 2,037                    257
                                                        ------------------    ------------------    ------------------    -------------------
              Total Alternative Risk Transfer Segment             5,819                 4,079                21,749                 17,530

     Runoff                                                          98                   453               (2,045)                    299
                                                        ------------------    ------------------    ------------------    -------------------
     Total Net Premiums Written                                  36,851                34,451               140,552                131,921
                                                        ==================    ==================    ==================    ===================

Net Premiums Earned:
     Excess and Surplus Lines Segment
         Environmental                                         $ 10,017               $ 8,819              $ 38,081               $ 32,152
         Construction (Previously Excess and Surplus)            22,513                21,648                81,908                 79,781
         Surety                                                     337                   296                 1,148                  1,138
                                                        ------------------    ------------------    ------------------    -------------------
              Total Excess and Surplus Lines Segment             32,867                30,763               121,137                113,071

     Alternative Risk Transfer Segment
         Specialty Programs                                       4,826                 3,817                18,297                 16,516
         Fully Funded                                               352                    89                   956                     89
                                                        ------------------    ------------------    ------------------    -------------------
              Total Alternative Risk Transfer Segment             5,178                 3,906                19,253                 16,605

     Runoff                                                          98                   932               (1,854)                  6,715
                                                        ------------------    ------------------    ------------------    -------------------
     Total Net Premiums Earned                                   38,143                35,601               138,536                136,391
                                                        ==================    ==================    ==================    ===================